Exhibit 99.1

Orthofix International Reports Fourth Quarter and Fiscal 2016 Financial Results

Fourth Quarter Highlights

•	Net sales of $108.5 million, an increase of 3.7% compared to prior year and 4.2% on a constant currency basis
•	Net loss from continuing operations of $5.1 million; compared to net income of $2.1 million in the prior year
•	Adjusted EBITDA of $21.1 million; an increase of $1.8 million, or 9.4%, over prior year

Fiscal Year 2016 Highlights

•	Net sales of $409.8 million, an increase of 3.4% compared to prior year and 4.0% on a constant currency basis
•	Net income from continuing operations of $3.5 million; an increase of $5.8 million over prior year
•	Adjusted EBITDA of $79.3 million; an increase of $18.6 million, or 30.6%, over prior year

LEWISVILLE, Texas — February 27, 2017 — Orthofix International N.V. (NASDAQ:OFIX) today reported its financial results for the fourth quarter and fiscal year ended December 31, 2016.  For the fourth quarter of 2016, net sales were $108.5 million, loss per share from continuing operations was ($0.29) and adjusted earnings per share from continuing operations was $0.42.  For fiscal year 2016, net sales were $409.8 million, earnings per share from continuing operations was $0.19 and adjusted earnings per share from continuing operations was $1.46.

“We are very proud of what we accomplished in 2016 and are encouraged by our momentum at year-end,” commented Brad Mason, President and Chief Executive Officer. “We improved our performance during the year in almost every aspect of our business and exited an era of heavy investment with a rebuilt infrastructure, robust compliance program, rigorous financial controls, strong balance sheet, excellent free cash flow and great momentum in our BioStim and Extremity Fixation businesses. Looking ahead to the next chapter for Orthofix, we are now well positioned and committed to execute on both organic and inorganic strategic opportunities focused on accelerating shareholder value creation.”

Financial Results Overview

Fourth Quarter

The following table provides net sales by strategic business unit (“SBU”):

	Three Months Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2016	2015	Change	Constant Currency Change
BioStim	$47,803	$44,993	6.2%	6.2%
Biologics	15,227	15,958	(4.6%)	(4.6%)
Extremity Fixation	26,843	23,931	12.2%	14.3%
Spine Fixation	18,664	19,740	(5.5%)	(5.6%)
Net sales	$108,537	$104,622	3.7%	4.2%

Gross profit increased $2.0 million to $85.2 million. Gross margin decreased to 78.5% compared to 79.5% in the prior year period, primarily due to an increase in the mix of net sales from our Extremity Fixation SBU, which have lower margins than our regenerative products. Net margin (gross profit less sales and marketing expenses) was $36.5 million, a decrease of 5.1% compared to $38.5 million in the prior year period.  The decrease in net margin was primarily due to higher sales and marketing expenses, driven by higher compensation costs, including commissions.

Net loss from continuing operations was $5.1 million, or ($0.29) per share, compared to net income of $2.1 million, or $0.11 per share in the prior year period. Adjusted net income from continuing operations was $7.7 million, or $0.42 per share, compared to adjusted net income of $7.6 million, or $0.40 per share in the prior year period.

EBITDA was $8.6 million, compared to $12.5 million in the prior year period. Adjusted EBITDA was $21.1 million or 19.4% of net sales for the fourth quarter, compared to $19.3 million or 18.4% of net sales in the prior year period.

Fiscal Year 2016

The following table provides net sales by SBU:

	Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2016	2015	Change	Constant Currency Change
BioStim	$176,561	$164,955	7.0%	7.0%
Biologics	57,912	59,832	(3.2%)	(3.2%)
Extremity Fixation	102,683	96,034	6.9%	9.6%
Spine Fixation	72,632	75,668	(4.0%)	(4.0%)
Net sales	$409,788	$396,489	3.4%	4.0%

Gross profit increased $12.0 million to $321.9 million and gross margin increased to 78.6% compared to 78.2% in the prior year period. The increase in gross profit and gross margin was driven by an increase in sales, an increase in sales mix for our BioStim products, and lower fixed costs. Net margin was $140.6 million, an increase of 6.6% compared to $131.9 million in the prior year period.  The increase in net margin was due to the higher gross profit, partially offset by higher sales and marketing expenses, including an increase in commissions as a result of the increase in net sales.

Net income from continuing operations was $3.5 million, or $0.19 per share, compared to net loss of $2.3 million, or ($0.12) per share in the prior year.  Adjusted net income from continuing operations was $27.0 million, or $1.46 per share, compared to adjusted net income of $19.9 million, or $1.05 per share in the prior year.

EBITDA was $39.1 million, compared to $29.9 million in the prior year. Adjusted EBITDA was $79.3 million or 19.4% of net sales for the year, compared to $60.7 million or 15.3% of net sales in the prior year.

Liquidity

As of December 31, 2016, cash and cash equivalents were $39.6 million compared to $63.7 million as of December 31, 2015. The decrease in cash and cash equivalents is due primarily to the repurchase of shares and funding the settlements with the SEC. As of December 31, 2016, we had no outstanding indebtedness and borrowing capacity of $125 million. Cash flow from operations increased $1.1 million to $44.7 million, while free cash flow increased $10.7 million to $26.4 million.

2017 Outlook

For the year ending December 31, 2017, the Company expects the following results, assuming exchange rates are the same as those currently prevailing.

	2017 Outlook
(Unaudited, U.S. Dollars, in millions, except per share data)	Low		High
Net sales	$407.0	[1]	$411.0	[1]
Net income from continuing operations	$24.4	[2]	$29.3	[2]
Adjusted EBITDA	$76.0	[3]	$79.0	[3]
EPS from continuing operations	$1.33	[4]	$1.59	[4]
Adjusted EPS from continuing operations	$1.48	[5]	$1.58	[5]

1 Represents a year-over-year decrease of 0.7% to a year-over-year increase of 0.3% on a reported basis

2 Represents a year-over-year increase of 597.7% to 737.9%

3 Represents a year-over-year decrease of 0.4% to 4.2%

4 Represents a year-over-year increase of 600.0% to 736.8%

5 Represents a year-over-year increase of 1.4% to 8.2%

Conference Call

Orthofix will host a conference call today at 4:30 PM Eastern time to discuss the Company's financial results for the fourth quarter and fiscal year 2016. Interested parties may access the conference call by dialing (866) 454-4209 in the U.S. and (913) 312-0839 outside the U.S., and referencing the conference ID 2108139. A replay of the call will be available for two weeks by dialing (888) 203-1112 in the U.S. and (719) 457-0820 outside the U.S., and entering the conference ID 2108139. A webcast of the conference call may be accessed by going to the Company's website at www.orthofix.com, by clicking on the Investors link and then the Events and Presentations page.

About Orthofix

Orthofix International N.V. is a diversified, global medical device company focused on improving patients' lives by providing superior reconstructive and regenerative orthopedic and spine solutions to physicians worldwide. Headquartered in Lewisville, Texas, the Company has four strategic business units: BioStim, Biologics, Extremity Fixation and Spine Fixation. Orthofix products are widely distributed via the Company's sales representatives and distributors. In addition, Orthofix is collaborating on research and development activities with leading clinical organizations such as Brown University, Sinai Hospital of Baltimore, Cleveland Clinic, Texas Scottish Rite Hospital for Children, and the Musculoskeletal Transplant Foundation. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. These forward-looking statements are not guarantees of our future performance and involve risks, uncertainties, estimates and assumptions that are difficult to predict, including the risks described in Part I, Item 1A, “Risk Factors” of our 2016 Annual Report on Form 10-K. Therefore, our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to further update any such statement, to reflect new information, the occurrence of future events or circumstances or otherwise.

Company Contact
Orthofix International N.V.
Mark Quick
P: 214-937-2924
E: markquick@orthofix.com

ORTHOFIX INTERNATIONAL N.V.

Consolidated Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
(Unaudited, U.S. Dollars, in thousands, except share and per share data)	2016	2015	2016	2015
Net sales	$108,537	$104,622	$409,788	$396,489
Cost of sales	23,320	21,411	87,853	86,525
Gross profit	85,217	83,211	321,935	309,964
Sales and marketing	48,705	44,720	181,287	178,080
General and administrative	21,063	23,734	74,404	87,157
Research and development	7,509	7,570	28,803	26,389
Restatements and related costs	524	(193)	2,005	9,083
Charges related to U.S. Government resolutions	—	—	14,369	—
Operating income	7,416	7,380	21,067	9,255
Interest income (expense), net	443	(166)	763	(489)
Other expense, net	(4,152)	(67)	(2,806)	(259)
Income before income taxes	3,707	7,147	19,024	8,507
Income tax expense	(8,824)	(5,041)	(15,527)	(10,849)
Net income (loss) from continuing operations	(5,117)	2,106	3,497	(2,342)
Discontinued operations
Income (loss) from discontinued operations	2,942	488	(638)	(1,827)
Income tax (expense) benefit	(1,061)	775	197	1,360
Net income (loss) from discontinued operations	1,881	1,263	(441)	(467)
Net income (loss)	$(3,236)	$3,369	$3,056	$(2,809)
Net income (loss) per common share—basic
Net income (loss) from continuing operations	$(0.29)	$0.11	$0.19	$(0.12)
Net income (loss) from discontinued operations	0.11	0.07	(0.02)	(0.03)
Net income (loss) per common share—basic	$(0.18)	$0.18	$0.17	$(0.15)
Net income (loss) per common share—diluted
Net income (loss) from continuing operations	$(0.29)	$0.11	$0.19	$(0.12)
Net income (loss) from discontinued operations	0.11	0.07	(0.02)	(0.03)
Net income (loss) per common share—diluted	$(0.18)	$0.18	$0.17	$(0.15)
Weighted average number of common shares:
Basic	17,862,531	18,823,455	18,144,019	18,795,194
Diluted	17,862,531	19,059,779	18,463,161	18,795,194

ORTHOFIX INTERNATIONAL N.V.

Consolidated Balance Sheets

(U.S. Dollars, in thousands except share data)	December 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$39,572	$63,663
Restricted cash	14,369	—
Trade accounts receivable, less allowance for doubtful accounts of $8,396 and $8,923 at December 31, 2016 and December 31, 2015, respectively	57,848	59,839
Inventories	63,346	57,563
Prepaid expenses and other current assets	19,238	31,187
Total current assets	194,373	212,252
Property, plant and equipment, net	48,916	52,306
Patents and other intangible assets, net	7,461	5,302
Goodwill	53,565	53,565
Deferred income taxes	47,325	57,306
Other long-term assets	20,463	19,491
Total assets	$372,103	$400,222
Liabilities and shareholders’ equity
Current liabilities
Trade accounts payable	$14,353	$16,391
Other current liabilities	69,088	65,597
Total current liabilities	83,441	81,988
Other long-term liabilities	25,185	27,923
Total liabilities	108,626	109,911
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 50,000,000 shares authorized; 17,828,155 and 18,659,696 issued and outstanding as of December 31, 2016 and 2015, respectively	1,783	1,866
Additional paid-in capital	204,095	232,126
Retained earnings	64,179	62,551
Accumulated other comprehensive loss	(6,580)	(6,232)
Total shareholders’ equity	263,477	290,311
Total liabilities and shareholders’ equity	$372,103	$400,222

ORTHOFIX INTERNATIONAL N.V.
Non-GAAP Financial Measures

The following tables present reconciliations of net income (loss) from continuing operations, earnings per share from continuing operations, gross profit, and net cash from operating activities, in each case calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to, as applicable, non-GAAP financial measures, referred to as "EBITDA," "Adjusted EBITDA," "Adjusted net income from continuing operations," "Adjusted earnings per share from continuing operations," "Net margin" and "Free cash flow" that exclude items specified in the tables. A more detailed explanation of the items excluded from these non-GAAP financial measures, as well as why management believes the non-GAAP financial measures are useful to them, is included following the reconciliations.

EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2016	2015	2016	2015
Net income (loss) from continuing operations	$(5,117)	$2,106	$3,497	$(2,342)
Interest expense (income), net	(443)	166	(763)	489
Income tax expense	8,824	5,041	15,527	10,849
Depreciation and amortization	5,358	5,177	20,841	20,923
EBITDA	$8,622	$12,490	$39,102	$29,919
Share-based compensation	3,812	1,689	15,686	7,214
Foreign exchange impact	1,475	115	41	3,489
Strategic investments	2,726	258	3,068	1,359
Restatements and related costs	524	(193)	2,005	9,083
Infrastructure investments	478	675	3,551	5,407
Legal judgments/settlements	1,446	4,237	(1,554)	5,302
Gain on sale of assets	—	—	—	(3,099)
Puerto Rico	—	—	—	2,024
Charges related to U.S. Government resolutions	—	—	14,369	—
International restructuring	1,964	—	1,964	—
Succession charges	40	—	1,066	—
Adjusted EBITDA	$21,087	$19,271	$79,298	$60,698
As a % of net sales	19.4%	18.4%	19.4%	15.3%

Adjusted Net Income from Continuing Operations

	Three Months Ended December 31,		Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2016	2015	2016	2015
Net income (loss) from continuing operations	$(5,117)	$2,106	$3,497	$(2,342)
Foreign exchange impact	1,475	115	41	3,489
Strategic investments	2,726	258	3,068	1,359
Restatements and related costs	524	(193)	2,005	9,083
Infrastructure investments	478	675	3,551	5,407
Legal judgments/settlements	1,446	4,237	(1,554)	5,302
Gain on sale of assets	—	—	—	(3,099)
Puerto Rico	—	—	—	2,024
Charges related to U.S. Government resolutions	—	—	14,369	—
International restructuring	1,964	—	1,964	—
Succession charges	40	—	1,066	—
Long-term income tax rate adjustment	4,127	390	(1,016)	(1,338)
Adjusted net income from continuing operations	$7,663	$7,588	$26,991	$19,885

Adjusted Earnings per Share from Continuing Operations

	Three Months Ended December 31,		Year Ended December 31,
(Unaudited, per diluted share)	2016	2015	2016	2015
EPS from continuing operations	$(0.29)	$0.11	$0.19	$(0.12)
Foreign exchange impact	0.08	0.01	—	0.18
Strategic investments	0.15	0.01	0.16	0.07
Restatements and related costs	0.03	(0.01)	0.11	0.48
Infrastructure investments	0.03	0.04	0.19	0.28
Legal judgments/settlements	0.08	0.22	(0.08)	0.28
Gain on sale of assets	—	—	—	(0.16)
Puerto Rico	—	—	—	0.11
Charges related to U.S. Government resolutions	—	—	0.78	—
International restructuring	0.11	—	0.11	—
Succession charges	—	—	0.06	—
Long-term income tax rate adjustment	0.23	0.02	(0.06)	(0.07)
Adjusted EPS from continuing operations	$0.42	$0.40	$1.46	$1.05

Weighted average number of diluted common shares	18,148,655	19,059,779	18,463,161	19,016,230

Net Margin

	Three Months Ended December 31,		Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2016	2015	2016	2015
Gross profit	$85,217	$83,211	$321,935	$309,964
Sales and marketing	(48,705)	(44,720)	(181,287)	(178,080)
Net margin	$36,512	$38,491	$140,648	$131,884

BioStim	$20,489	$20,244	$75,469	$67,878
Biologics	7,249	7,701	26,891	27,226
Extremity Fixation	6,356	6,886	30,526	29,493
Spine Fixation	2,725	3,965	8,650	8,547
Corporate	(307)	(305)	(888)	(1,260)
Net margin	$36,512	$38,491	$140,648	$131,884

Free Cash Flow

	Year Ended December 31,
(Unaudited, U.S. Dollars, in thousands)	2016	2015
Net cash from operating activities	$44,707	$43,610
Capital expenditures	(18,334)	(27,899)
Free cash flow	$26,373	$15,711

2017 Outlook

	2017 Outlook
(Unaudited, U.S. Dollars, in millions)	Low	High
Net income from continuing operations	$24.4	$29.3
Interest expense, net	0.1	0.2
Income tax expense	16.2	15.7
Depreciation and amortization	20.0	20.0
EBITDA	$60.7	$65.2
Share-based compensation	11.8	11.8
Strategic investments	1.2	0.7
Restatements and related costs	1.3	0.8
International restructuring	1.0	0.5
Adjusted EBITDA	$76.0	$79.0

	2017 Outlook
(Unaudited, per diluted share)	Low	High
EPS from continuing operations	$1.33	$1.59
Strategic investments	0.06	0.04
Restatements and related costs	0.07	0.04
International restructuring	0.05	0.03
Long-term income tax rate adjustment	(0.03)	(0.12)
Adjusted EPS from continuing operations	$1.48	$1.58

Weighted average number of diluted common shares	18,400,000	18,400,000

Constant Currency

Constant currency is a non-GAAP measure, which is calculated by using foreign currency rates from the comparable, prior-year period, to present net sales at comparable rates. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to analyze net sales without the impact of changes in foreign currency rates.

EBITDA

EBITDA is a non-GAAP financial measure, which is calculated by adding interest income (expense), net; income tax expense; and depreciation and amortization to net income (loss) from continuing operations. EBITDA provides management with additional insight to its results of operations.

Adjusted EBITDA, Adjusted Net Income from Continuing Operations and Adjusted Earnings per Share from Continuing Operations

These non-GAAP financial measures provide management with additional insight to its results of operations and are calculated using the following adjustments:

•

Share-based compensation – costs related to our share-based compensation plans, which include stock options, restricted stock awards, performance-based restricted stock awards, market-based restricted stock awards and our stock purchase plan

•	Foreign exchange impact – gains and losses related to foreign currency transactions; guidance presented does not include the impact of any future foreign exchange fluctuations
•	Strategic investments – costs related to our strategic investments, including our investment in eNeura, Inc.
•

Restatements and related costs – legal, accounting, and other professional costs related to the accounting review and restatements through March 2015 and legal fees associated with the SEC Investigation, Securities Class Action Complaint and Brazil subsidiary compliance review

•	Infrastructure investments – costs associated with our multi-year process and systems improvement effort, "Bluecore"
•	Legal judgments/settlements – adverse or favorable legal judgments or negotiated legal settlements
•	Gain on sale of assets – gain on the sale of the Tempus Cervical Plate product line
•	Puerto Rico – bad debt expense in response to the recent fiscal and economic difficulties experienced by the Puerto Rico Commonwealth
•	Charges related to U.S. Government resolutions – charges related to the settlement with the SEC as further discussed in our Form 10-K for the year ended December 31, 2016
•	International restructuring – costs related to a planned restructuring, primarily consisting of severance charges and the write-down of certain assets
•	Succession charges – costs related to the succession of certain of our former named executive officers
•

Long-term income tax rate adjustment – reflects management’s expectation of a long-term normalized effective tax rate of 38%, which is based on current tax law and current expected income; actual tax expense will ultimately be based on GAAP performance and may differ from the 38% effective tax rate due to a variety of factors, including the jurisdictions in which profits are determined to be earned and taxed, the resolutions of issues arising from tax audits with various tax authorities, and the ability to realize deferred tax assets

Net Margin

Net margin is a non-GAAP financial measure, which is calculated by subtracting sales and marketing from gross profit. Net margin is the primary metric used by our Chief Operating Decision Maker in managing our business.

Free Cash Flow

Free cash flow is a non-GAAP financial measure, which is calculated by subtracting capital expenditures from cash flow from operating activities. Free cash flow is an important indicator of how much cash is generated or used by our normal business operations, including capital expenditures. Management uses free cash flow as a measure of progress on its capital efficiency and cash flow initiatives.

Usefulness and Limitations of Non-GAAP Financial Measures

Management uses non-GAAP measures to evaluate performance period-over-period, to analyze the underlying trends in our business, to assess performance relative to competitors and to establish operational goals and forecasts that are used in allocating resources. Management uses these non-GAAP measures as the basis for assessing the ability of the underlying operations to generate cash. In addition, management uses these non-GAAP measures to further its understanding of the performance of our business units.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

The non-GAAP measures used in this press release may have limitations as analytical tools, and should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are that they exclude items that reflect an economic cost and can have a material effect on cash flows. Similarly, certain non-cash expenses, such as equity compensation, do not directly impact cash flows, but are part of total compensation costs accounted for under GAAP.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

We compensate for the limitations of our non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance. The GAAP results provide the ability to understand our performance based on a defined set of criteria. The non-GAAP measures reflect the underlying operating results of our businesses, which we believe is an important measure of our overall performance. We provide a detailed reconciliation of the non-GAAP financial measures to our most directly comparable GAAP measures, and encourage investors to review this reconciliation.

Usefulness of Non-GAAP Financial Measures to Investors

We believe that providing non-GAAP financial measures that exclude certain items provides investors with greater transparency to the information used by senior management in its financial and operational decision-making. Management believes it is important to provide investors with the same non-GAAP metrics it uses to supplement information regarding the performance and underlying trends of our business operations in order to facilitate comparisons to its historical operating results and internally evaluate the effectiveness of our operating strategies. Disclosure of these non-GAAP financial measures also facilitates comparisons of our underlying operating performance with other companies in the industry that also supplement their GAAP results with non-GAAP financial measures.

Source

Orthofix International N.V.